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                                                                 EXHIBIT (12)(A)
                            FIRST UNION CORPORATION
                          COMPUTATIONS OF CONSOLIDATED
                      RATIOS OF EARNINGS TO FIXED CHARGES
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                                              NINE
                                             MONTHS
                                              ENDED
                                          SEPTEMBER 30,                      YEARS ENDED DECEMBER 31,
(DOLLARS IN THOUSANDS)                        1994           1993         1992         1991         1990         1989
EXCLUDING INTEREST ON DEPOSITS:
Pretax income from continuing
  operations...........................    $ 1,063,202     1,220,781      581,203      419,801      327,360      441,663
Fixed charges, excluding capitalized
  interest.............................        468,172       517,742      456,867      698,898      982,086      890,200
(A.) Earnings..........................    $ 1,531,374     1,738,523    1,038,070    1,118,699    1,309,446    1,331,863
Interest, excluding interest on
  deposits.............................    $   430,490       467,181      405,297      652,393      949,046      865,413
One-third of rents.....................         37,682        50,561       51,570       46,505       33,040       24,787
Capitalized interest...................            783           285          381        2,326        3,144        2,507
(B.) Fixed charges.....................    $   468,955       518,027      457,248      701,224      985,230      892,707
Consolidated ratios of earnings to
  fixed charges, excluding interest on
  deposits (A./B.).....................           3.27X         3.36         2.27         1.60         1.33         1.49
INCLUDING INTEREST ON DEPOSITS:
Pretax income from continuing
  operations...........................    $ 1,063,202     1,220,781      581,203      419,801      327,360      441,663
Fixed charges, excluding capitalized
  interest.............................      1,488,456     1,841,000    2,072,538    2,789,501    3,127,374    2,728,410
(C.) Earnings..........................    $ 2,551,658     3,061,781    2,653,741    3,209,302    3,454,734    3,170,073
Interest, including interest on
  deposits.............................    $ 1,450,774     1,790,439    2,020,968    2,742,996    3,094,334    2,703,623
One-third of rents.....................         37,682        50,561       51,570       46,505       33,040       24,787
Capitalized interest...................            783           285          381        2,326        3,144        2,507
(D.) Fixed charges.....................    $ 1,489,239     1,841,285    2,072,919    2,791,827    3,130,518    2,730,917
Consolidated ratios of earnings to
  fixed charges, including interest
  on deposits (C./D.)..................           1.71X         1.66         1.28         1.15         1.10         1.16
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